AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (i) established Class II shares of the VP Vista Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

         THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

         SIXTH: Immediately prior to the Reallocation, the twelve (12) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  750,000,000                      $7,500,000
VP International Fund                                          600,000,000                      $6,000,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Equity Index Fund                                           100,000,000                      $1,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  200,000,000                      $2,000,000
VP Vista Fund                                                  50,000,000                        $500,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    300,000,000                      $3,000,000

         SEVENTH: Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                        Class Name                                 Par Value

VP Value Fund                                         I                         600,000,000            $6,000,000
                                                      II                        100,000,000             1,000,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                        100,000,000             1,000,000
                                                      III                       100,000,000             1,000,000
                                                      IV                        100,000,000             1,000,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000

VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Equity Index Fund                                  I                         100,000,000             1,000,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Vista                                              I                          50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Large Company Value Fund                           I                         200,000,000             2,000,000
                                                      II                        100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

         EIGHTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation. As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the twelve (12) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

VP Value Fund                                                  850,000,000                      $8,500,000
VP International Fund                                          450,000,000                      $4,500,000
VP Capital Appreciation Fund                                   100,000,000                      $1,000,000
VP Balanced Fund                                               100,000,000                      $1,000,000
VP Income & Growth Fund                                        400,000,000                      $4,000,000
VP Equity Index Fund                                           100,000,000                      $1,000,000
VP Growth Fund                                                 100,000,000                      $1,000,000
VP Ultra Fund                                                  200,000,000                      $2,000,000
VP Vista Fund                                                  100,000,000                      $1,000,000
VP Global Growth Fund                                          100,000,000                      $1,000,000
VP Mid Cap Value Fund                                          200,000,000                      $2,000,000
VP Large Company Value Fund                                    300,000,000                      $3,000,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the twelve (12) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value

VP Value Fund                                         I                         650,000,000            $6,500,000
                                                      II                        150,000,000             1,500,000
                                                      III                        50,000,000               500,000

VP International Fund                                 I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000
                                                      IV                         50,000,000               500,000

VP Capital Appreciation Fund                          I                         100,000,000             1,000,000

VP Balanced Fund                                      I                         100,000,000             1,000,000


                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                          Class Name                               Par Value


VP Income & Growth Fund                               I                         300,000,000             3,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Equity Index Fund                                  I                         100,000,000             1,000,000

VP Growth Fund                                        I                         100,000,000             1,000,000

VP Ultra Fund                                         I                         100,000,000             1,000,000
                                                      II                         50,000,000               500,000
                                                      III                        50,000,000               500,000

VP Vista Fund                                         I                          50,000,000               500,000
                                                      II                         50,000,000               500,000

VP Global Growth Fund                                 I                         100,000,000             1,000,000

VP Large Company Value Fund                           I                         200,000,000             2,000,000
                                                      II                        100,000,000             1,000,000

VP Mid Cap Value Fund                                 I                         100,000,000             1,000,000
                                                      II                        100,000,000             1,000,000

         TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 17th day of November, 2004.

                                                     AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.




Name:  Otis H. Cowan                             Name:   Charles A. Etherington
Title:   Assistant Secretary                     Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  November 17, 2004
                                   --------------------------------------------
                                         Charles A. Etherington, Vice President